Exhibit 99.1

VENUS CONCEPT COMPLETES MERGER WITH

RESTORATION ROBOTICS AND COMBINED COMPANY

RAISES $28 MILLION IN PRIVATE PLACEMENT

•	Combined company will create a leading global medical aesthetics company

•	Combined company to commence trading on The Nasdaq Global Market on November 8, 2019 under Ticker Symbol “VERO”

•	Venus Concept and Restoration Robotics Announce Preliminary Third Quarter and First Nine Months of 2019 Revenue Results; Updates Combined Company 2019 Revenue Outlook

TORONTO, November 7, 2019 (GLOBE NEWSWIRE) – Venus Concept Inc., a global medical aesthetic technology leader today announced the completion of its previously announced merger with Restoration Robotic, Inc. (NASDAQ: HAIR, through November 7, 2019), a leader in robotic hair restoration, effective as of November 7, 2019. Following the completion of the merger, Venus Concept completed a $28 million equity financing by EW Healthcare Partners, HealthQuest Capital, SEDCO Capital and others.

The holders of shares of shares of Venus Concept Ltd. capital stock outstanding immediately prior to the merger received 8.6506 shares of Restoration Robotics common stock in exchange for each share of Venus Concept Ltd. ordinary and preferred shares in the merger. Immediately following the completion of the merger, Venus Concept effected a 1-for-15 reverse stock split of its outstanding common stock. Following the completion of the merger and the equity financing, the combined company had approximately 29.7 million shares of common stock outstanding, on a post reverse stock split basis.

Following completion of the merger, Restoration Robotics changed its name to Venus Concept Inc. The combined company will commence trading on November 8, 2019 on The Nasdaq Global Market under the ticker symbol “VERO”.

“We are pleased to announce the closing of our merger with Restoration Robotics,” said Domenic Serafino, Chief Executive Officer of Venus Concept. “We have made significant progress in enhancing our financial condition with our recent financing activities. The outlook for Venus Concept is very positive and we believe the combined company is well positioned as a leading player in both the global minimally invasive/non-invasive medical aesthetics market and the minimally invasive surgical hair restoration market.”

Following the completion of the merger, Restoration Robotics moved its corporate headquarters to Toronto, Canada. The combined company operates under the leadership of Venus Concept’s management, including Domenic Serafino as Chief Executive Officer, Domenic Della Penna as Chief Financial Officer and Soren Maor Sinay as Chief Operating Officer. Scott Barry, affiliated with EW Healthcare Partners, will be Chairman of the Board of Directors of the combined company, which will include Mr. Serafino, Juliet Bakker affiliated with Longitude Capital Management, Garheng Kong affiliated with HealthQuest Capital, Louise Lacchin, Fritz LaPorte, Anthony Natale affiliated with Aperture Venture Partners, and Keith Sullivan and Frederic Moll, both directors of Restoration Robotics.

Venus Concept and Restoration Robotics Preliminary Third Quarter and First Nine Months of 2019 Revenue Results

Venus Concept Ltd.’s preliminary revenue for the quarter ended September 30, 2019 is expected in the range of $25.8 million to $26.2 million, up 1% to 2%, as compared to $25.6 million in the third quarter of 2018.

For the nine months ended September 30, 2019, Venus Concept Ltd.’s preliminary revenue is expected in the range of $78.2 million to $78.6 million, up 6% compared to $74.0 million in the first nine months of 2018.

Restoration Robotics’ preliminary revenue for the quarter ended September 30, 2019 is expected in the range of $2.9 million to $3.3 million, down 31% to 40%, as compared to $4.8 million in the third quarter of 2018.

For the nine months ended September 30, 2019, Restoration Robotics’ preliminary revenue is expected in the range of $11.2 million to $11.6 million, down 24% to 27% compared to $15.3 million in the first nine months of 2018.

Venus Concept Ltd. is a private company and its shares were not publicly traded prior to the merger. Venus Concept Ltd. has not historically reported quarterly financial results. The financial information provided for Venus Concept Ltd. and Restoration Robotics third quarter results is preliminary and subject to change and actual reported results could differ from the results set forth herein.

Combined Company 2019 Revenue Outlook

Revenue guidance for the combined company is now expected in the range of $123 million to $126 million for the twelve months ending December 31, 2019. The prior revenue guidance for the combined company was expected in the range of $130 million to $135 million.

“As a result of the protracted period between the announcement, and closing, of our merger with Restoration Robotics, the commercial performance of both organizations has been impacted by the deal overhang, hence the need to update the combined company 2019 revenue expectations,” said Domenic Serafino, Chairman and Chief Executive Officer of Venus Concept. “Nevertheless, Venus Concept revenue still grew 6% year-over-year for the first nine months of 2019 and we are confident in our ability to drive total revenue growth for the legacy Venus Concept business in the range of 5% to 8% in 2019.”

Mr. Serafino continued: “The Venus Concept growth expectation for 2019 does not fully reflect the opportunity for our Venus BlissTM, an innovative fat reduction solution which received 510(k) clearance in late-June. The timing of the Venus Bliss clearance was well ahead of our internal expectations and we have been working expeditiously to build the requisite capacity to meet the demand for this new product. We expect to begin our full commercial launch in the first quarter of 2020. We are excited to launch an offering in one of the fastest growing non-surgical, non-injectable, procedure categories in the medical aesthetics industry today. Despite the tempered combined company 2019 revenue outlook in today’s press release, post-closing, we continue to believe the combined company has an attractive growth profile and a multi-year profitability improvement opportunity.”

Advisors

Restoration Robotics’ financial advisor for the transaction is SVB Leerink. Restoration Robotics’ legal counsel is Latham & Watkins LLP and Yigal Arnon. Venus Concept’s legal counsel is Reed Smith LLP and Gornitzky and Co. The co-lead placement agents for the equity financing are Evercore and Oppenheimer & Co. and Northland Securities, Inc. is acting as a placement agent.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic technologies, and reach in over 60 countries and 29 direct markets. Venus Concept focuses its product sale strategy on a subscription-based business model in North America and in its well-established direct global markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Legacy, Venus Velocity, Venus Fiore, Venus Viva, Venus Freeze Plus, and Venus Bliss. Venus Concept’s hair restoration division includes NeoGraft, an automated hair restoration system that facilitates the harvesting of follicles during a FUE process and the ARTAS® and ARTAS iX™ Robotic Hair Restoration Systems, which harvest follicular units directly from the scalp and create recipient implant sites using proprietary algorithms. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, and Aperture Venture Partners.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements, as they relate to Venus Concept, including the expected revenue, operating results and other financial information, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Venus Concept undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the medical device industry, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions which are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results could differ materially from the results contemplated by these forward-looking statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: the progress of the commercialization, marketing and manufacturing capabilities for the combined company’s products; the number of Venus Concept systems that are sold; the success of the commercial launch of Venus Bliss; the timing or likelihood of regulatory filings and approvals for products; the expected synergies from the merger; and the expected revenue for the combined company. Venus Concept cannot give any assurances that the combined company will achieve its expectations.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the business of Venus Concept described in the “Risk Factors” section contained in the Registration Statement on Form S-4 and the prospectus and definitive proxy statement contained therein for the merger of Restoration Robotics and Venus and described in the “Risk Factors” section of Restoration Robotics Annual Report on Form 10-K for the year ended 2019 filed on March 20, 2019 and as amended on April 29, 2019, the Restoration Robotics’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 and, as well as any reports that Venus Concept may filed with the SEC in the future. All forward-looking statements included in this press release are based upon information available to Venus Concept as of the date hereof, and Venus Concept assumes no obligation to update or revise such forward-looking statements to reflect events or circumstances that subsequently occur or of which Venus Concept hereafter becomes aware.

Media Contact:

The Ruth Group

Kristen Thomas

kthomas@theruthgroup.com

646-536-7000

Investor Contact:

The Ruth Group

Carol Ruth/Kaitlyn Brosco

cruth@theruthgroup.com/kbrosco@theruthgroup.com

646-536-7000

Venus Concept Investor Relations:

Mike Piccinino, CFA

Westwicke

VenusConceptIR@westwicke.com

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